    As filed with the Securities and Exchange Commission on April 22, 1998.
                                                          File No. 811-2631


   --------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549

                                   FORM N-1A

         REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT   /X/
                                    OF 1940


                                AMENDMENT No. 21


                         CHESTNUT STREET EXCHANGE FUND
                         -----------------------------
               (Exact Name of Registrant as Specified in Charter)


                              400 Bellevue Parkway
                           Wilmington, Delaware 19809
                           --------------------------
                    (Address of Principal Executive Offices)


                 Registrant's Telephone Number: (302) 792-2555


                                Edward J. Roach
                              400 Bellevue Parkway
                           Wilmington, Delaware 19809
                           --------------------------
                    (Name and Address of Agent for Service)


                                    Copy to:


                           Vernon Stanton, Jr., Esq.
                           Drinker Biddle & Reath LLP
                      Philadelphia National Bank Building
                              1345 Chestnut Street
                     Philadelphia, Pennsylvania 19107-3496

                             CONTENTS OF FORM N-1A


                                                                                                                   Page No.
                                                                                                                   -------
PART A.   INFORMATION REQUIRED IN A PROSPECTUS                                                                           1
          Item 1.    Cover Page . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1
          Item 2.    Synopsis . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1
          Item 3.    Condensed Financial Information  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1
          Item 4.    General Description of Registrant  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1
          Item 5.    Management of the Fund . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    6
          Item 5A.   Management's Discussion of Fund  Performance   . . . . . . . . . . . . . . . . . . . . . . . . .    8
          Item 6.    Capital Stock and Other Securities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    8
          Item 7.    Purchase of Securities Being Offered . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11
          Item 8.    Redemption or Repurchase . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11
          Item 9.    Pending Legal Proceedings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   13

PART B.   STATEMENT OF ADDITIONAL INFORMATION                                                                           14
          Item 10.   Cover Page . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   14
          Item 11.   Table of Contents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   14
          Item 12.   General Information and History  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   14
          Item 13.   Investment Objective and Policies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   14
          Item 14.   Management of the Fund . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   14
          Item 15.   Control Persons and Principal Holders
                     of Securities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18
          Item 16.   Investment Advisory and Other
                        Services  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18
          Item 17.   Brokerage Allocation and Other
                        Practices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   20
          Item 18.   Capital Stock and Other Securities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   21
          Item 19.   Purchase, Redemption, and Pricing of
                        Securities Being Offered  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   21
          Item 20.   Tax Status . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   22
          Item 21.   Underwriters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   24
          Item 22.   Calculation of Performance Data  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   24
          Item 23.   Financial Statements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   24

PART C.   OTHER INFORMATION                                                                                            C-1
          Item 24.   Financial Statements and Exhibits  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    C-1
          Item 25.   Persons Controlled by or under Common Control with Registrant  . . . . . . . . . . . . . . . .    C-3
          Item 26.   Number of Holders of Securities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    C-3
          Item 27.   Indemnification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    C-3
          Item 28.   Business and Other Connections of Investment Adviser . . . . . . . . . . . . . . . . . . . . .    C-3
          Item 29.   Principal Underwriters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  C-9
          Item 30.   Location of Accounts and Records . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  C-9
          Item 31.   Management Services  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  C-9


PART A.          INFORMATION REQUIRED IN A PROSPECTUS

Item 1.          Cover Page

                 Inapplicable.

Item 2.          Synopsis

                 Inapplicable.

Item 3.          Condensed Financial Information

                 Inapplicable.

Item 4.          General Description of Registrant

                  (i) Registrant is a limited partnership organized as of March 23, 1976 under The Uniform Limited Partnership Act of California. Registrant is an open-end diversified management investment company.

                 (ii) Registrant's investment objectives are to seek long-term growth of capital and, secondarily, current income. Registrant will invest in a portfolio of common stocks and securities convertible into common stocks of issuers included in the "List of Representative Companies" on pages 10 to 12 of Post- Effective Amendment No. 1 to Registrant's Registration Statement on Form S-5 filed under the Securities Act of 1933 on October 28, 1976, which is incorporated herein by reference, and of other issuers of comparable quality. Registrant may also invest in other types of securities for temporary or defensive purposes, including preferred stocks, investment grade bonds and money market obligations such as U.S. Government securities, certificates of deposit and commercial paper.

                             Up to 10% of the value of Registrant's total assets may be invested in securities which are subject to legal or contractual restrictions on resale and which Registrant reasonably believes will be saleable after a two year holding period pursuant to Rule 144 under the Securities Act of 1933.

                             The Registrant may write exchange-traded covered call options on portfolio securities up to 25% of the value of its assets and may loan portfolio securities as permitted under subpart (8) of this
                             Item 4(ii). The Registrant will not sell securities covered by outstanding options and will endeavor to liquidate its position as an option writer in a closing purchase transaction rather than deliver portfolio securities upon exercise of the option. The extent to which the Registrant may be able to write such options will depend in part on state securities regulations as amended from time to time.

                             The investment objectives stated above may be changed by the Board of Managing General Partners without the approval of a majority of Registrant's outstanding voting securities.

                             Registrant's fundamental policies which may not be changed without the approval of a majority of Registrant's outstanding voting securities are as follows:

                             (1)     Registrant will not issue any senior
                                     securities (as defined in the Investment
                                     Company Act of 1940).

                             (2) Registrant will not purchase securities on margin or sell any securities short. Registrant will not purchase or write puts, calls, straddles or spreads with respect to any security except that (i) Registrant may write call options on securities constituting not more than 25% of the value of its assets if the option is listed on a national securities exchange and, at all times while the option is outstanding, Registrant owns the securities against which the option is written or owns securities convertible into such securities, and (ii) Registrant may purchase call options in closing purchase transactions to liquidate its position as an option writer.

                             (3) Registrant will not borrow money except from banks in amounts which in the aggregate do not exceed 10% of the value of its assets at the time of borrowing. This borrowing provision is not for purposes of leverage but is intended to facilitate the orderly sale of portfolio securities to accommodate abnormally heavy redemption requests, and to pay subscription fees due with respect to the exchange without having to sell portfolio securities. Securities may be purchased for Registrant's portfolio while borrowings are outstanding.

                             (4) Registrant will not act as an underwriter (except as it may be deemed such in a sale of restricted securities owned by it).

                             (5) It is not the policy of Registrant to concentrate its investments in any particular industry, but if it is deemed advisable in light of Registrant's investment objectives, up to 25% of the value of its assets may be invested in any one industry. Registrant will not be required to reduce holdings in a particular industry if, solely as a result of price changes, the value of such holdings exceeds 25% of the value of Registrant's total assets.

                             (6) Registrant will not purchase or sell real estate or real estate mortgage loans.

                             (7)     Registrant will not purchase or sell
                                     commodities or commodity contracts.

                             (8)     Registrant will not make loans except by
                                     (i) the purchase of debt securities in
                                     accordance with its investment objectives and (ii) the loaning of securities against collateral consisting of cash or securities issued or guaranteed by the U.S. Government, its agencies or instrumentalities, which is equal at all times to at least 100% of the value of the securities loaned. Registrant will lend portfolio securities only when its investment adviser believes that the net return to Registrant in consideration of the loan is reasonable, that any fee paid for placing the loan is reasonable and based solely upon services rendered, that the loan is consistent with Registrant's investment objectives, and that no affiliate of Registrant or of its investment adviser is involved in the lending transaction or is receiving any fees in connection therewith. Registrant will not have the right to vote securities loaned, but will have the right to terminate such a loan at any time and receive back equivalent securities and to receive amounts equivalent to all dividends and interest paid on the securities loaned.

                             (9)     Registrant will not:

                                     (A)      Mortgage, pledge or hypothecate
                                              its assets except to secure
                                              borrowings described in Item
                                              4(ii)(3) and in amounts not
                                              exceeding 10% of the value of its
                                              assets.

                                     (B)      Invest more than 5% of its assets
                                              at the time of purchase in the
                                              securities of any one issuer
                                              (exclusive of securities issued
                                              or guaranteed by the U.S.
                                              Government, its agencies or
                                              instrumentalities).

                                     (C)      Purchase securities if such
                                              purchase would result in its
                                              owning more than 10% of the
                                              outstanding voting securities of
                                              any one issuer at the time of
                                              purchase.

                                     (D)      Invest in securities of companies
                                              which have a record, together
                                              with their predecessors, of less
                                              than five years of continuous
                                              operation.

                                     (E)      Purchase or hold securities of
                                              any company if, to its knowledge,
                                              those General Partners of
                                              Registrant and those directors
                                              and officers above the level of
                                              Senior Vice President of its
                                              investment adviser beneficially
                                              owning more than 1/2 of 1% of the
                                              securities of that company,
                                              together own beneficially more
                                              than 5% of the securities of such
                                              company taken at market value.

                                     (F)      Purchase the securities of other
                                              investment companies except that
                                              Registrant has accepted for
                                              exchange shares of common stock
                                              of Coca-Cola International
                                              Corporation in accordance with
                                              the limitations imposed by the
                                              Investment Company Act of 1940.

                                     (G)      Purchase oil, gas or other
                                              mineral leases or partnership
                                              interests in oil,
                                              gas or other mineral exploration
                                              programs.

                                     (H)      Knowingly purchase or otherwise
                                              acquire any equity or debt
                                              securities which are subject to
                                              legal or contractual restrictions
                                              on resale if, as a result
                                              thereof, more than 10% of the
                                              value of its assets would be
                                              invested in such securities.

                                     (I)      Invest in companies for the
                                              purpose of exercising control or
                                              management.

                                     Any investment policy or restriction in
                                     these Items (1)-(9) which involves a
                                     maximum percentage of securities or assets shall not be considered to be violated unless an excess over the percentage occurs immediately after an acquisition of securities or utilization of assets and results therefrom.

                             Registrant's investment policies which are not deemed fundamental and may be changed without shareholder approval are as follows:

                             Registrant does not intend to engage in any significant degree in short-term trading. Portfolio turnover is not expected to exceed 15%, although Registrant reserves the right to exceed this turnover rate. The tax consequences of a sale of portfolio securities will be considered prior to a sale, but sales will be effected when the investment adviser believes a sale would be in the best interests of Registrant's shareholders even though capital gains will be realized.

                             Registrant will not sell securities covered by outstanding options and will endeavor to liquidate its position as an option writer in a closing purchase transaction rather than by delivering portfolio securities upon exercise of the option.

                                         *     *     *

                             Limited Partners generally are not personally liable for liabilities of the Fund. However, if the Fund were unable to pay its liabilities, recipients of distributions from the Fund could be liable to creditors of the Fund to the extent of such distributions, plus interest. See Item 6.

                             A Limited Partner has no right to take any part in the control of the Partnership business, and the exercise of such control would subject a Limited Partner to the personal liability of a General Partner for obligations of the Fund. Although no absolute assurance can be given due to the lack of specific statutory authority and the fact that there are no authoritative judicial decisions on the matter, the Fund received an opinion from California Counsel that the existence and exercise by the Limited Partners of the voting rights provided for in the Partnership Agreement do not subject the Limited Partners to liability as general partners under the California Act. It is possible, however, that the existence or exercise of such rights, might subject the Limited Partners to such liability under the laws of another state. In the event that a Limited Partner should be found to be liable as a general partner, then, to the extent the assets and insurance of the Fund and of the General Partners were insufficient to reimburse a Limited Partner, he would be required to personally satisfy claims of creditors against the Fund.

                             The net asset value of the Shares on redemption or repurchase may be more or less than the initial offering price of the Shares depending upon the market value of the Fund's portfolio securities at the time of redemption or repurchase.

Item 5.             Management of the Fund


                    (a) The business and affairs of the Fund are managed by its five Managing General Partners. Their addresses and principal occupations for the past five years are stated at Item 14.



                    (b)(i) Registrant's investment advisers are PNC Bank, National Association ("PNC Bank") which has banking offices at 1600 Market Street, Philadelphia, Pennsylvania 19101 and BlackRock Institutional Management Corporation ("BIMC"), formerly PNC Institutional Management Corporation, located at Bellevue Park Corporate Center, 400 Bellevue Parkway, Wilmington, Delaware 19809. PNC Bank and its predecessors have been in the business of managing the investments of fiduciary and other accounts in the Philadelphia area since 1847. Investment advisory services are provided to the Registrant by PNC Bank through its Trust Division. BIMC was organized by PNC Bank in June 1977 to perform investment advisory services for Registrant and certain other regulated investment companies advised by PNC Bank.



                          All of the capital stock of BIMC is owned by PNC Bank. All of the capital stock of PNC Bank is owned by PNC Bancorp, Inc. with principal offices in Wilmington, Delaware. All of the capital stock of PNC Bancorp, Inc. is owned by PNC Bank Corp., a publicly held bank holding corporation with principal offices in Pittsburgh, Pennsylvania.



                           (ii) The investment advisers, subject to the authority of the Managing General Partners, are responsible for the overall management of the Fund's business affairs.


                          (iii) For the services provided by PNC Bank and BIMC and the expenses assumed by them under the Advisory Agreement dated January 1, 1998, Registrant has agreed to pay BIMC a fee, computed daily and payable monthly, at the annual rate of 4/10ths of 1% of the first $100,000,000 of the Registrant's net assets, plus 3/10ths of 1% of the net assets exceeding $100,000,000. For the fiscal year ended December 31, 1997, the Fund paid $1,463,053, or approximately .43% of its average net assets to BIMC pursuant to its former Investment Advisory Agreement.



                    (c) Since January 1996, Mary Elizabeth C. Pfeil has been primarily responsible for the day-to-day management of the Fund's portfolio. Prior to joining PNC Equity Advisors Company in 1993, Ms. Pfeil was a member of the Equity Research Group of PNC Asset Management Group (then named PNC Investment Management and Research) where she covered the energy and housing-related industries. From 1990 to 1992, she was employed by Wellington Management Company as a generalist equity researcher. Prior to 1990, Ms. Pfeil worked first as a commercial lender and later as an equity analyst for PNC Bank. She is a member of the Financial Analysts of Philadelphia and is a Chartered Financial Analyst.




                    (d)   Inapplicable.

                    (e) The Fund's transfer agent and dividend disbursing agent is PFPC Inc. ("PFPC"). Its principal business address is 400 Bellevue Parkway, Wilmington, DE 19809.

                    (f) For fiscal year ended December 31, 1997, the Fund's expenses totalled $1,697,789, or approximately .50% of its average net assets.


                    (g)   Inapplicable.

Item 5A.            Management's Discussion of Fund Performance

                    Inapplicable.

Item 6.             Capital Stock and Other Securities


                    (a) Registrant has one class of partnership interest, no par value ("Shares"). All Shares are entitled to participate equally in distributions declared by the Board of Managing General Partners. Each full Share entitles the record holder thereof to one full vote, and each fractional Share to a fractional vote, on all matters submitted to the shareholders. Shareholders are not entitled to cumulative voting in elections for General Partners. Each Share has equal liquidation rights. There are no pre-emptive rights or conversion rights.


                               Registrant is a limited partnership formed under The Uniform Limited Partnership Act of California. Limited Partners generally are not personally liable for liabilities of Registrant. However, if Registrant were unable to pay its liabilities, recipients of distributions from Registrant could be liable to certain creditors of Registrant to the extent of such distributions, plus interest. Registrant believes that, because of the nature of Registrant's business, the assets and insurance of Registrant and of the General Partners, and Registrant's ability to contract with third parties to prevent recourse by the party against a Limited Partner, it is unlikely that Limited Partners will receive distributions which have to be returned or that they will be subject to liability as General Partners. In the event that a Limited

                             Partner should be found to be liable as a General Partner, then, to the extent the assets and insurance of Registrant and of the General Partners were insufficient to reimburse a Limited Partner, he would be required to personally satisfy claims of creditors against Registrant.

                    (b)      Inapplicable.


                    (c) The rights of the holders of Shares may not be modified otherwise than by the vote of a majority of outstanding shares.


                    (d)      Inapplicable.


                    (e) Shareholder inquiries should be made to the Fund, 400 Bellevue Parkway, Wilmington, Delaware 19809, telephone (302) 792-2555.



                    (f) Registrant's Dividend/Distribution Policy Beginning on January 1, 1998:



                             Effective January 1, 1998, the Registrant is deemed a corporation, rather than a partnership, for federal tax purposes. In connection with this change in its federal tax status, the Registrant will elect to be taxed as a regulated investment company ("RIC"). To qualify as a RIC under the Internal Revenue Code (the "Code"), the Registrant is required to meet certain income, diversification and distribution requirements. For example, to qualify as a RIC, the Registrant must pay as dividends each year at least 90% of its investment company income which includes, but is not limited to, taxable interest, dividends and short-term capital gains less expenses. The Registrant intends to continue its historic policy of regular and quarterly dividends and to pay an additional dividend at year end so that total distributions for each year equal 100% of its net investment income. The Registrant intends to retain all of its net long-term capital gains. Under the new policy, each Limited Partner will be deemed to have received his or her pro rata share of net long-term capital gain and will receive a tax credit equal to the pro rata share of the capital gains tax paid by the Fund. Formerly the Registrant, when it was taxed as a partnership, distributed approximately 30% of its net long-term capital gains to provide its Limited Partners, who were deemed to have been distributed all of such gains, with funds with which to pay the capital gains tax.


                             See Item 6(g) for more information on the tax consequences to Partners of an investment in the Registrant.


                             Investors who elect to participate in the Registrant's Systematic Withdrawal Plan will receive quarterly in cash as a partial redemption of their Shares up to 3/4 of 1% of the net asset value of their Shares determined as of the last trading day of each calendar quarter.

                          (g) Tax Consequences to Partners Invested in the Registrant Beginning on January 1, 1998:




                               Under the publicly traded partnership Rules of the Code, the Registrant is treated as a corporation for federal income tax purposes as of January 1, 1998. However, the Registrant intends to qualify as a RIC under the Code. The Code's RIC provisions provide pass-through treatment of taxable income similar to that provided under the Code's partnership rules. Therefore, to the extent that the Registrant's earnings are distributed to its partners as required by the RIC provisions of the Code, the Registrant itself will not be required to pay federal income tax.



                               Distributions of net investment income by the Registrant as a RIC will be treated as ordinary income in determining a partner's gross income for tax purposes, whether the partner receives these dividends in cash or Shares. The Registrant intends to retain all of its net realized long-term capital gains as a RIC and pay the tax on the gain at the required corporate rate. Each partner will be required to report his allocable portion of the Registrant's gain, but each partner will also receive a tax credit for his allocable portion of the tax paid by the Registrant. As a result, each partner should receive a federal income tax benefit equal to the difference between the corporate tax rate and the individual tax rate on long-term capital gains. In addition, any retained capital gains, net of tax, would generally increase a partner's investment (and tax basis) in the Registrant. Registrant will inform each Partner as to the amount and nature of such income or gains.


                               Each partner should consult with his tax adviser with specific references to his own tax situation.


                               See Item 20 for additional background information on the Registrant's federal income tax status.

Item 7.             Purchase of Securities Being Offered

                    (a)        Inapplicable.

                    (b)        Inapplicable.


                    (c) Investors may, by notice in writing to the transfer agent, elect to participate in the Systematic Withdrawal Plan (the "Plan"). Participants in the Plan may elect to receive quarterly in cash as a partial redemption of their Shares up to 3/4 of 1% of the net asset value of their Shares as of the close of trading on the New York Stock Exchange on the last trading day of each calendar quarter. Registrant does not intend to impose a charge upon investors for participating in the Plan. Participants may withdraw from the Plan at any time by written notice to the transfer agent.


                    (d)        Inapplicable.

                    (e)        Inapplicable.

                    (f)        Inapplicable.


                    (g)        Inapplicable.


Item 8.             Redemption or Repurchase


                    (a) Shares may be redeemed at the option of the investor at any time without charge at their net asset value next computed after receipt by PFPC of a written request for redemption setting forth the name of the Registrant and the investor's account number. The request must be accompanied by certificates (if issued) or if certificates have not been issued, by stock powers. The certificate or stock powers must be endorsed by the record owner(s) exactly as the Shares are registered and the signature(s) must be guaranteed by an "eligible guarantor institution" as defined in Rule 17Ad-15 under the Securities Exchange Act of 1934. The Registrant reserves the right to require that additional documents be furnished in the case of redemptions by other than the registered owner of the Shares.


                               Except to the extent Shares are redeemed for cash pursuant to the Systematic Withdrawal Plan, Registrant intends to distribute upon redemption securities in kind valued at the same value used for purposes of next determining Registrant's net asset value after the receipt of the request for redemption in proper form. Registrant may in its discretion pay part or all of redemption proceeds in cash.

                               The proceeds of redemption will be paid as soon as possible but not later than seven days after the request for redemption is received with the required documentation. The Registrant may suspend the right of redemption or delay payment during any period when the New York Stock Exchange is closed (other than customary weekend and holiday closings); when trading on that exchange is restricted or an emergency exists which makes disposal or valuation of portfolio securities impracticable; or during such other period as the Securities and Exchange Commission may by order permit.

                               The net asset value of the Shares on redemption or repurchase may be more or less than the initial offering price of the Shares depending upon the market value of the Fund's portfolio securities at the time of redemption or repurchase.

                    (b)        Inapplicable.

                    (c)        Inapplicable.

                    (d)        Inapplicable.

Item 9.             Pending Legal Proceedings

                    Inapplicable.

PART B.             STATEMENT OF ADDITIONAL INFORMATION

Item 10.            Cover Page

                    Inapplicable.


Item 11.            Table of Contents                                                                          Page No.
                    -----------------                                                                          -------
                    General Information and History   . . . . . . . . . . . . . . . . . . . . . . . . .           14
                    Investment Objectives and Policies  . . . . . . . . . . . . . . . . . . . . . . . .           14
                    Management of the Fund  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           14
                    Control Persons and Principal Holders
                      of Securities   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           18
                    Investment Advisory and Other Services  . . . . . . . . . . . . . . . . . . . . . .           18
                    Brokerage Allocation and Other Practices  . . . . . . . . . . . . . . . . . . . . .           20
                    Capital Stock and Other Securities  . . . . . . . . . . . . . . . . . . . . . . . .           21
                    Purchase, Redemption and Pricing of
                      Securities Being Offered  . . . . . . . . . . . . . . . . . . . . . . . . . . . .           21
                    Tax Status  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           22
                    Underwriters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           24
                    Calculation of Performance Data   . . . . . . . . . . . . . . . . . . . . . . . . .           24
                    Financial Statements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           24


Item 12.            General Information and History

                    Inapplicable.

Item 13.            Investment Objective and Policies


                    (a)        See Item 4(ii).
                    (b)        See Item 4(ii).
                    (c)        See Item 4(ii).
                    (d) For the fiscal years ended December 31, 1997 and 1996, Registrant's portfolio turnover rates were 1.26% and 3.92%, respectively.


Item 14.            Management of the Fund

                    (a)        Managing General Partners and officers of the
                               Fund:

                                                                            Principal Occupations
                                                   Position with            During Past 5 Years and
Name and Address                    Age            with Registrant          and Current Affiliations
----------------                    ----           ---------------          ------------------------
Richard C. Caldwell                 53             Managing                 Executive Vice President, PNC Bank; Director of various
400 Bellevue Parkway                               General                  affiliates and subsidiaries of PNC Bank, including BIMC;
Wilmington, DE 19809                               Partner                  Director or Trustee of no other investment companies
                                                                            advised by BIMC.

Robert R. Fortune                   81             President and            Financial Consultant; Former Chairman,
2920 Ritter Lane                                   Chairman of the          President and Chief Executive
Allentown, PA  18104                               Managing General         Officer, Associated Electric &
                                                   Partners                 Gas Insurance Services Limited from 1984 to 1993; Member
                                                                            of the Financial Executives Institute and American
                                                                            Institute of Certified Pubic Accountants; Director,
                                                                            Trustee or Managing General Partner of 4 other
                                                                            investment companies advised by BIMC.

G. Willing Pepper                   89             Managing                 Retired; Chairman of the Board,
128 Springton Lake Rd.                             General                  Specialty Composites Corporation
Media, PA  19063                                   Partner                  until May 1984; Chairman of the Board, The Institute for
                                                                            Cancer Research until 1979; Director, Philadelphia
                                                                            National Bank until 1978; President, Scott Paper
                                                                            Company, 1971-1973; Director, Trustee or Managing
                                                                            General Partner of 5 other investment companies advised
                                                                            by BIMC.

Langhorne B. Smith                  61             Managing                 President and Director, the Sandridge Corporation
Suite 400                                          General                  (private investment company); Executive Vice President
Plymouth Meeting                                   Partner                  and Director, Clancil Enterprises, Inc. (private
Executive Campus                                                            investment company); Director or Trustee of 1 other
630 Germantown Pike                                                         investment company advised by BIMC.
Plymouth Meeting, P.A. 19462

David R. Wilmerding, Jr.            62             Managing                 President, Gee Wilmerding
Gee Wilmerding & Associates                        General                  & Associates (investment  advisers) since February 1989;
Aldwyn Center                                      Partner                  Director, Beaver Management Corporation; Until September
Villanova, PA  19085                                                        1988, President, Treasurer and Trustee, The Mutual
                                                                            Assurance Company; Until September 1988, Chairman,
                                                                            President, Treasurer and Director, The Green Tree
                                                                            Insurance Company (a wholly-owned subsidiary of The
                                                                            Mutual Assurance Company); Until September 1988,
                                                                            Director, Keystone State Life Insurance Company;
                                                                            Director or Trustee

                                                                            Principal Occupations
                                                   Position with            During Past 5 Years and
Name and Address                    Age            with Registrant          and Current Affiliations
----------------                    ----           ---------------          ------------------------
                                                                            of 2 other investment companies advised by BIMC.

Edward J. Roach                     73             Treasurer                Certified Public Accountant; Partner
400 Bellevue Parkway                                                        of the accounting firm of Main
Wilmington, DE  19809                                                       Hurdman until 1981; Vice
                                                                            Chairman of the Board, Fox Chase Cancer Center;
                                                                            Trustee Emeritus, Pennsylvania
                                                                            School for the Deaf; Trustee Emeritus, Immaculata
                                                                            College; Former Director, Biotrol USA, Inc.; President,
                                                                            Vice-President and/or Treasurer of 2 other
                                                                            investment companies advised by BIMC; Director, The
                                                                            Bradford Funds, Inc.

Morgan R. Jones                     58             Secretary                Partner of the law firm of
PNB Building                                                                Drinker Biddle & Reath LLP,
1345 Chestnut Street                                                        Philadelphia, Pennsylvania.
Philadelphia, PA  19107-3496



     (b)         See item (a) above.

     (c) The Registrant pays Managing General Partners at the rate of $6,000 annually ($10,000 beginning June 1998), and pays the Chairman an additional $4,000 annually ($8,000 beginning June 1998). The following table provides information concerning the compensation of each of the Registrant's Managing General Partners for services rendered during the Company's last fiscal year ended December 31, 1997:



                                  Aggregate             Pension or Retirement   Estimated Annual   Total Compensation
Name of Person/                   Compensation          Benefits Accrued as     Benefits Upon      from Registrant and
Position                          From Registrant       Part of Fund Expenses   Retirement         Fund Complex (1)
---------------                   ---------------       ---------------------   ----------------   --------------------
Richard C. Caldwell(2)           $0                     None                    None               $0
Managing General Partner

Robert R. Fortune                $10,000                None                    None               (5)(3) $64,000
President and Chairman
of the Managing General
Partners

G. Willing Pepper                $ 6,000                None                    None               (6)(3) $94,000
Managing General Partner

Longhorne B. Smith(2)            $0                     None                    None               (2)(3) $0
Managing General Partner

David R. Wilmerding, Jr.         $ 6,000                None                    None               (3)(3) $66,100
Managing General Partner





-----------------------

     (1) A Fund Complex means two or more investment companies that hold themselves out to investors as related companies for purposes of investment and investor services, or have a common investment adviser or have an investment adviser that is an affiliated person of the investment adviser of any of the other investment companies.


     (2)        Messrs. Caldwell and Smith were elected Managing
                General Partners of the Registrant on December 18,
                1997.



     (3) Total number of investment companies within the Fund Complex of which the Managing General Partner serves as director, trustee or managing general partner.

Item 15.  Control Persons and Principal Holders of Securities

          (a)         Inapplicable.

          (b)         Inapplicable.


          (c) As of April 2, 1998, all officers and Managing General Partners of Registrant as a group beneficially owned less than 1% of the Registrant's outstanding equity securities.


Item 16.  Investment Advisory and Other Services


          (a) All of the capital stock of BIMC is owned by PNC Bank. All of the capital stock of PNC Bank is owned by PNC Bancorp, Inc., with principal offices in Wilmington, Delaware. All of the capital stock of PNC Bancorp, Inc. is owned by PNC Bank Corp., a publicly held bank holding corporation with principal offices in Pittsburgh, Pennsylvania. The Registrant paid $1,021,188, $1,194,793 and $1,463,053 for investment advisory services for the years ended December 31, 1995, 1996 and 1997, respectively. The method of computing the advisory fee payable by the Registrant is determined as in Item 5(b)(iii) above.



          (b) Subject to the supervision of Registrant's Managing General Partners, BIMC manages the Registrant's portfolio and is responsible for, makes decisions with respect to, and places orders for, all purchases and sales of the Registrant's portfolio securities. BIMC is also required to compute the Registrant's net asset value and net income.



                      The Advisory Agreement also provides that, subject to the supervision of the Registrant's Managing General Partners and without additional charge to Registrant, PNC Bank will, through its Trust Division and on behalf of
                      Registrant: (i) provide BIMC investment research and credit analysis concerning prospective and existing investments of the Registrant, (ii) make recommendations to BIMC with respect to the Registrant's continuous investment program, (iii) make recommendations to BIMC regarding the amount of the Registrant's assets to be invested or held uninvested in cash or cash equivalents,
                      (iv)
                      supply BIMC with computer facilities and operating personnel, (v) provide BIMC with such statistical services as BIMC may reasonably request, and (vi) maintain or cause BIMC to maintain Registrant's financial accounts and records.






                      PNC Bank and BIMC have agreed to bear all expenses incurred by them in connection with their activities other than the cost of securities (including brokerage commissions, if any) purchased for Registrant.


     (c)              Inapplicable.

     (d)              Inapplicable.

          (e)         Inapplicable.

          (f)         Inapplicable.

          (g)         Inapplicable.

          (h) The custodian of Registrant's portfolio securities is the Wilmington Trust Company, located at Wilmington Trust Center, Rodney Square North, Wilmington, Delaware 19890. The custodian has agreed to provide certain services as depository and custodian for the Registrant.
                      Registrant's independent accountants are Coopers & Lybrand L.L.P., located at 2400 Eleven Penn Center, Philadelphia, Pennsylvania 19103. The following is a general description of the services performed by Coopers & Lybrand L.L.P.: auditing and reporting upon financial statements; reviewing semi-annual report; and reporting on internal control structure for inclusion in Form N-SAR.

          (i)         Inapplicable.


Item 17.  Brokerage Allocation and Other Practices


          (a) Registrant effects transactions in portfolio securities through brokers and dealers. Registrant paid aggregate brokerage commissions of $0, $19,505 and $5,850 for the years ended December 31, 1995, 1996 and 1997, respectively.


          (b)         Inapplicable.


          (c) In placing orders with brokers and dealers for purchases and sales of securities, BIMC attempts to obtain the best net price and the most favorable execution of its orders. In seeking best execution, BIMC uses its best judgment to evaluate the terms of a transaction, giving consideration to all relevant factors including the nature of the transaction and of the markets for the security, the financial condition and execution and settlement capabilities of the broker-dealer, and the reasonableness of any brokerage commission. Where the terms of a transaction are comparable, BIMC may give consideration to firms which supply investment research, statis-tical and other services to Registrant or to PNC Bank, although there are no agreements to that effect with any such firm. Research and statistical material furnished by brokers without cost to PNC Bank and BIMC may tend to benefit the Fund or other clients of PNC Bank and BIMC by improving the quality of advice given.


              (d)     Inapplicable.

              (e)     Inapplicable.


Item 18.      Capital Stock and Other Securities

              (a)     Inapplicable.

              (b)     Inapplicable.


Item 19.      Purchase, Redemption, and Pricing of Securities
              Being Offered

              (a)     Inapplicable.


              (b) Net asset value per share is determined by BIMC as of the close of business on each day. The net asset value per share is computed by taking the total value of all assets of Registrant less its liabilities and dividing by the number of Shares outstanding. Securities for which market quotations are readily available are valued at their current market value in the principal market in which such securities are normally traded. These values are normally determined by (i) the last sales price, if the principal market is on the New York Stock Exchange or other securities exchange (or the closing bid price, if there has been no sales on such exchange on that day), or (ii) the most recent bid price, if the principal market is other than an exchange. Securities and other assets for which market quotations are not readily available (including restricted securities) are valued at their fair value as determined in good faith under procedures established by and under the general supervision of the Managing General Partners. With respect to call options written on portfolio securities, the amount of the premium received is treated as an asset and amortized over the life of the option, and the price of an option to purchase identical securities upon the same terms and conditions is treated as a liability marked to the market daily. The price of options are normally determined by the last sales price on the principal exchange on which such options are normally traded (or the closing asked price if there has been no sales on such exchange on that day).

          (c)         Inapplicable.


Item 20.  Tax Status

     The Revenue Act of 1987 added section 7704 to the Code. Section 7704, which is also known as the publicly traded partnership rules, provides that a publicly traded partnership is to be treated as a corporation for federal tax purposes. A publicly traded partnership is defined to include any partnership whose interests are (1) traded on an established securities market, or (2) readily tradeable on a secondary market (or the substantial equivalent thereof). A transitional rule postponed the application of section 7704 to a partnership which was a publicly traded partnership on

          December 17, 1987 until its first taxable year beginning after December 31, 1997 provided that the partnership does not add a substantial new line of business. The Registrant was within the definition of a publicly traded partnership and was eligible for the transitional rule.



          In connection with its deemed incorporation for federal income tax purposes on January 1, 1998, the Registrant will elect to be taxed federally as a RIC. This election permits the Registrant to receive pass through tax treatment similar to that of a regular partnership. In order to qualify as a RIC, the Registrant will have to comply with certain income, diversification and distribution requirements set forth in Subchapter M of the Code. If the Registrant elected not to be a RIC or failed to meet the RIC requirements of Subchapter M of the Code, it would be taxed as a regular corporation and any distributions to its partners would be taxed as ordinary dividend income to the extent of the Registrant's earnings and profits. See Item 6 for information about the taxation of Registrant's income and capital gains after January 1, 1998.



          Although the Registrant is deemed a corporation for federal income tax purposes as of January 1, 1998 and intends to qualify as a RIC thereafter, the Registrant expects that it will continue to be organized for all other purposes as a California Limited Partnership.


Item 21.  Underwriters

     (a)  Inapplicable.

     (b)  Inapplicable.

     (c)  Inapplicable.

Item 22.  Calculation of Performance Data

     (a)  Inapplicable.

     (b)  Inapplicable.

Item 23.  Financial Statements


          The audited financial statements and related report of Coopers & Lybrand, L.L.P., independent accountants, contained in the annual report to partners for the fiscal year ended December 31, 1997 (the "1997 Annual Report") as filed with the Securities and Exchange Commission on March 2, 1998 are incorporated herein by reference. No other parts of the 1997 Annual Report are incorporated herein by reference. The financial statements included in the 1997 Annual Report have been incorporated herein in reliance upon the report of Coopers & Lybrand, L.L.P. given on the authority of said firm as expert in accounting and auditing. A copy of the 1997 Annual Report may be obtained by writing to the Registrant or by calling (302) 792-2555.

PART C.  OTHER INFORMATION

Item 24.  Financial Statements and Exhibits

          (a)   Financial Statements:

                1.    Part A:

                      None.

                2.    Part B:


                      The Registrant's December 31, 1997 Annual Report has been filed with the Securities and Exchange Commission and the financial statements included therein are incorporated herein by reference. See Exhibit 24 below.



          (b)   Exhibits:


                1. Amended and Restated Certificate and Agreement of Limited Partnership dated January 1, 1998.




                2.    (a)   Code of Regulations of Registrant filed as
                            Exhibit 2(a) to PEA No. 19 is incorporated herein by reference.

                      (b) Amendment No. 1 to Registrant's Code of Regulations adopted December 16, 1982 filed as Exhibit 2(b) is incorporated herein by reference.

                3.    Inapplicable.

              4. Specimen certificate for units of partnership interest in Registrant is incorporated herein by reference to Exhibit No. (4)(a)(1) of Amendment No. 2 to Registrant's Registration Statement on Form S-5, filed on September 16, 1976.


              5.    Advisory Agreement dated January 1, 1998.


              6.    Inapplicable.


              7. Amended and Restated Fund Office Retirement Profit-Sharing Plan and Trust Agreement dated January 1, 1998.


              8. Amended and Restated Custodian Agreement dated October 15, 1983 filed as Exhibit 8 to PEA No. 19 is incorporated herein by reference.

              9.    Inapplicable.

              10.   Inapplicable.

              11.   Consent of Independent Accountants.

              12.   Inapplicable.

              13.   (a)   Agreement dated September 15, 1976 relating to Initial
                          Capitalization filed as Exhibit 13(a) to PEA No. 19 is incorporated herein by reference.

                    (b) Amendment No. 1 to Agreement dated September 15, 1976 relating to Initial Capitalization filed as Exhibit 13(b) to PEA No. 19 is incorporated herein by reference.

              14.   Inapplicable.

              15.   Inapplicable.

              16.   Inapplicable.

              17.   Financial Data Schedule of the Registrant as Exhibit 27.

              18.   Inapplicable.


              24. Annual Report for Registrant (No. 811-2631) dated December 31, 1997 is incorporated herein by reference to the Registrant's filing including such Annual Report and filed on March 2, 1998 (Accession No. 893220-98-458).

Item 25.      Persons Controlled by or under Common Control with Registrant

              Inapplicable.

Item 26.      Number of Holders of Securities


                        (1)                          (2)
                     Title of               Number of Record Holders
                      Class                   as of March 31, 1998
              Shares of partnership
              interest (no par value)                         322


Item 27.      Indemnification

              The answer to Item 19 of Amendment No. 2 to Registrant's Registration Statement on Form N-8B-1 filed on September 16, 1976 is incorporated herein by reference.

Item 28.      Business and Other Connections of Investment Adviser


              (a) The information required by this Item 28 with respect to each director, officer and partner of BIMC is incorporated by reference to Schedules A and D of Form ADV filed by BIMC with the Securities and Exchange Commission pursuant to the Investment Advisers Act of 1940 (the "1940 Act") (SEC File No. 801-13304).


              (b) To Registrant's knowledge, none of the directors or principal officers of PNC Bank, N.A., except those set forth below, is, or has been at any time during Registrant's past two fiscal years, engaged in any other business, profession, vocation or employment of a substantial nature. Set forth below are the names and principal businesses of the directors and principal officers of PNC Bank, N.A. who are engaged in any other business, profession, vocation or employment of a substantial nature.

              (c) Set forth below are the names and principal businesses of the directors and certain executives of PNC Bank who are engaged in any other business, profession, vocation or employment of a substantial nature.

                         PNC BANK, NATIONAL ASSOCIATION

                                    DIRECTORS


POSITION WITH                                                                     TYPE
PNC BANK               NAME                 OTHER BUSINESS CONNECTIONS            OF BUSINESS
--------               ----                 --------------------------            -----------
Director          B.R. Brown                Chairman, President and C.E.O. of     Coal
                                            Consol, Inc.
                                            Consol Plaza
                                            Pittsburgh, PA  15241

Director          Constance E. Clayton      Alleghany University of the           Medical
                                            Health Sciences
                                            Ballet Building
                                            1505 Race St. - Mail Stop 660
                                            Philadelphia, PA  19102

Director          Eberhard Faber IV         Chairman and C.E.O.                   Manufacturing
                                            E.F.L., Inc.
                                            450 Hedge Road
                                            P.O. Box 49
                                            Bearcreek, PA  18602

Director          Dr. Stuart Heydt          President and C.E.O.                  Medical
                                            Penn State Geisinger Health System
                                            Commerce Court, Suite 300
                                            2601 Market Place
                                            Harrisburg, PA 17110-9603

Director          Edward P. Junker, III     Retired Vice Chairman                 Banking
                                            PNC Bank, N.A.
                                            901 State Street
                                            Erie, PA  16553

Director          Thomas A. McConomy        President, C.E.O. and                 Manufacturing
                                            Chairman, Calgon Carbon
                                            Corporation
                                            413 Woodland Road
                                            Sewickley, PA  15143

Director          Thomas H. O'Brien         Chairman and CEO                      Banking
                                            PNC Bank Corp.
                                            One PNC Plaza
                                            249 Fifth Avenue
                                            Pittsburgh, PA  15265


POSITION WITH                                                                     TYPE
PNC BANK               NAME                 OTHER BUSINESS CONNECTIONS            OF BUSINESS
--------               ----                 --------------------------            -----------

Director          Rocco A. Ortenzio         Chairman and C.E.O.                   Medical
                                            Select Medical Corporation
                                            4718 Old Gettsburg Road
                                            P.O. Box 2034
                                            Mechanicsburg, PA  17055

Director          Robert C. Robb, Jr.       President, Lewis, Eckert, Robb        Financial
                                            & Company                             Management
                                            425 One Plymouth Meeting              Consultants
                                            Plymouth Meeting, PA  19462

Director          James E. Rohr             President and C.E.O.                  Banking
                                            PNC Bank, National Association
                                            One PNC Plaza, 30th Floor
                                            Pittsburgh, PA  15265

Director          Daniel M. Rooney          President, Pittsburgh Steelers        Football
                                            Football Club of the National
                                            Football League
                                            300 Stadium Circle
                                            Pittsburgh, PA  15212

Director          Seth E. Schofield         Chairman                              Security
                                            Basa International                    Consulting
                                            1479 Pointers Run Road
                                            Pittsburgh, PA 15241

                         PNC BANK, NATIONAL ASSOCIATION
                                    OFFICERS

Name                                Position with PNC Bank
----                                ----------------------





James C. Altman                     Senior Vice President


Edward V. Arbaugh, III              Senior Vice President

Robert Jones Arnold                 Senior Vice President

James N. Atteberry                  Senior Vice President


Lila M. Bachelier                   Senior Vice President


James C. Baker                      Senior Vice President


James R. Bartholomew                Senior Vice President

Peter R. Begg                       Senior Vice President


Constance A. Bentzen                Senior Vice President


Donald G. Berdine                   Senior Vice President

Ben Berzin, Jr.                     Senior Vice President

James H. Best                       Senior Vice President


Paul A. Best                        Senior Vice President

Michael J. Beyer                    Senior Vice President

R. Bruce Bickel                     Senior Vice President

Karen E. Blair                      Senior Vice President

Robald R. Blankenbuehler            Senior Vice President


Eva T. Blum                         Senior Vice President


Ronald L. Bovill                    Senior Vice President



Dennis P. Brenckle                  Regional President, Central PA Market


George Brikis                       Executive Vice President

Michael Brundage                    Senior Vice President


Donna L. Burge                      Senior Vice President

Jane Wilson Burke                   Senior Vice President

Douglas H. Burr                     Senior Vice President

David D. Burrow                     Senior Vice President


Anthony J. Cacciatore               Senior Vice President

Richard C. Caldwell                 Executive Vice President

Craig T. Campbell                   Senior Vice President

J. Richard Carnall                  Executive Vice President


Donald R. Carroll                   Senior Vice President


Edward V. Caruso                    Executive Vice President


Kevin J. Cecil                      Senior Vice President

Rhonda S. Chatzkel                  Senior Vice President

Chaomei Chen                        Senior Vice President

Sandra Chickletti                   Assistant Secretary

Thomas P. Ciak                      Assistant Secretary



Peter K. Classen                    Regional President, Northeast PA Market


Andra D. Cochran                    Senior Vice President


William Harvey Coggin               Senior Vice President


Sharon Coghlan                      Coordinating Market Chief Counsel,
                                    Philadelphia


John F. Colligan                    Senior Vice President


James P. Conley                     Senior Vice President

C. David Cook                       Senior Vice President





Robert F. Crouse                    Senior Vice President


Peter M. Crowley                    Senior Vice President

Keith P. Crytzer                    Senior Vice President


Terry D'Amore                       Senior Vice President


John J. Daggett                     Senior Vice President


Peter J. Danchak                    Senior Vice President

Richard Devore                      Senior Vice President

James N. Devries                    Senior Vice President


Anuj Dhanda                         Senior Vice President

Victor M. DiBattista                Chief Regional Counsel


Frank H. Dilenschneider             Senior Vice President


Thomas C. Dilworth                  Senior Vice President


Alfred J. DiMatteis                 Senior Vice President








Robert D. Edwards                   Senior Vice President


Tawana L. Edwards                   Senior Vice President

                         PNC BANK, NATIONAL ASSOCIATION
                                    OFFICERS


David J. Egan                       Senior Vice President


Richard M. Ellis                    Senior Vice President



Lynn Fox Evans                      Senior Vice President & Controller


William E. Fallon                   Senior Vice President

James M. Ferguson, III              Senior Vice President


Charles J. Ferrero                  Senior Vice President

John Fox                            Executive Vice President


Frederick C. Frank, III             Executive Vice President

William J. Friel                    Executive Vice President




Brian K. Garlock                    Senior Vice President


Leigh Gerstenberger                 Senior Vice President


George D. Gonczar                   Senior Vice President

Richard C. Grace                    Senior Vice President


James S. Graham                     Executive Vice President



Craig Davidson Grant                Senior Vice President

Barbara J. Griec                    Senior Vice President

Donald W. Griffin, Jr.              Senior Vice President

Thomas M. Groneman                  Senior Vice President

Thomas Grundman                     Senior Vice President

John C. Haller                      Regional President, Ohio Market


Michael J. Hannon                   Senior Vice President




Michael J. Harrington               Senior Vice President


Michael N. Harrold                  Regional President, Kentucky Market


Maurice H. Hartigan, II             Executive Vice President

G. Thomas Hewes                     Senior Vice President


Gregory A. Hoeck                    Executive Vice President



Susan G. Holt                       Senior Vice President

Sylvan M. Holzer                    Regional Vice President, Pittsburgh Market

William D. Hummel                   Senior Vice President


John M. Infield                     Senior Vice President


S. Terry Irvin                      Executive Vice President


Philip C. Jackson                   Senior Vice President


Robert Greg Jenkins                 Senior Vice President


William J. Johns                    Controller


Craig M. Johnson                    Senior Vice President and Comptroller


William R. Johnson                  Audit Director




Robert D. Kane                      Senior Vice President


Jack Kelly                          Senior Vice President


Michael D. Kelsey                   Chief Compliance Counsel




Geoffrey R. Kimmel                  Senior Vice President

Randall C. King                     Senior Vice President


Christopher M. Knoll                Senior Vice President


William Koch                        Executive Vice President


Richard C. Krauss                   Senior Vice President

Frank R. Krepp                      Senior Vice President & Chief Credit Policy
                                    Officer

Kenneth P. Leckey                   Senior Vice President & Cashier

Marilyn R. Levins                   Senior Vice President

Carl J. Lisman                      Executive Vice President


Richard J. Lovett                   Senior Vice President

Stephen F. Lugarich                 Senior Vice President

                         PNC BANK, NATIONAL ASSOCIATION
                                    OFFICERS




Brian S. MacConnell                 Senior Vice President


Jane E. Madio                       Senior Vice President

Nicholas M. Marsini, Jr.            Senior Vice President

John A. Martin                      Senior Vice President

David O. Matthews                   Senior Vice President


Dennis McChesney                    Executive Vice President


Walter B. McClellan                 Senior Vice President

James F. McGowan                    Senior Vice President


Timothy McInerney                   Senior Vice President


Charlotte B. McLaughlin             Senior Vice President


Kim D. McNeil                       Senior Vice President

Charles R. McNutt                   Senior Vice President

James W. Meighen                    Senior Vice President


James C. Mendelson                  Senior Vice President


Theodore Lang Merhoff               Senior Vice President

Darryl Metsger                      Senior Vice President


Scott C. Meves                      Senior Vice President

Ralph S. Michael, III               Executive Vice President


James P. Mikula                     Senior Vice President

Robert J. Miller, Jr.               Senior Vice President

Melanie Millican                    Senior Vice President


J. William Mills                    Senior Vice President


Robert G. Mills                     Assistant Secretary

Francine Miltenberger               Senior Vice President

Chester A. Misbach                  Senior Vice President


Barbara A. Misner                   Senior Vice President


D. Bryant Mitchell, II              Executive Vice President

Michael D. Moll                     Senior Vice President

Thomas R. Moore                     Vice President and Secretary


Marlene D. Mosco                    Senior Vice President




Peter F. Moylan                     Senior Vice President


Ronald J. Murphy                    Executive Vice President

Saiyid T. Naqvi                     Executive Vice President


Michael B. Nelson                   Executive Vice President

Thomas J. Nist                      Senior Vice President


John L. Nocicke                     Senior Vice President


Thomas H. O'Brien                   Chairman




Cynthia G. Osofsky                  Senior Vice President

Thomas E. Paisley, III              Senior Vice President








Daniel J. Pavlick                   Senior Vice President


David M. Payne                      Senior Vice President


John Pendergrass                    Senior Vice President

W. David Pendl                      Senior Vice President

Stephen D. Penn                     Senior Vice President

Frank Pomor                         Senior Vice President

Helen P. Pudlin                     Senior Vice President

Wayne Pulliam                       Senior Vice President

Arthur F. Radman, III               Senior Vice President

Gordon L. Ragan                     Senior Vice President

Edward E. Randall                   Senior Vice President

Jesse S. Reinhardt                  Senior Vice President

Ronald J. Retzler                   Senior Vice President





Richard C. Rhoades                  Senior Vice President



Rodger L. Rickenbrode               Senior Vice President


Bryan W. Ridley                     Senior Vice President


W. Alton Roberts                    Senior Vice President


James E. Rohr                       President and Chief Executive Officer


James C. Rooks                      Senior Vice President

Peter M. Ross                       Senior Vice President

Gerhard Royer                       Senior Vice President


Robert T. Saltarelli                Senior Vice President

Robert V. Sammartino                Senior Vice President

William Sayre, Jr.                  Senior Vice President


Stephen C. Schatteman               Senior Vice President

Richard A. Seymour                  Senior Vice President


Timothy G. Shack                    Senior Vice President

Douglas E. Shaffer                  Senior Vice President


Bruce Shipley                       Senior Vice President

Alfred A. Silva                     Executive Vice President


George R. Simon                     Senior Vice President


J. Max Smith                        Senior Vice President


Richard L. Smoot                    President and CEO of PNC Bank, Philadelphia

                         PNC BANK, NATIONAL ASSOCIATION
                                    OFFICERS





Timothy N. Smyth                    Senior Vice President




Darcel H. Steber                    Senior Vice President


Donald N. Stolper                   Executive Vice President

Stephen L. Swanson                  Executive Vice President

Melvin A. Steele                    Senior Vice President

Richard Stegemaier                  Senior Vice President

Ted K. Stirgwolt                    Senior Vice President

Connie Bond Stuart                  Senior Vice President

Lon E. Susak                        Senior Vice President

Ronald L. Tassone                   Senior Vice President

Frank A. Taucher                    Senior Vice President

John T. Taylor                      Senior Vice President

Peter W. Thompson                   Senior Vice President





Jane B. Tompkins                    Senior Vice President


Alex T. Topping                     Senior Vice President


Kevin M. Tucker                     Senior Vice President


William H. Turner                   Regional President,
                                    Northern New Jersey Market

William Thomps Tyrrell              Senior Vice President


Alan P. Vail                        Senior Vice President


Michael B. Vairin                   Senior Vice President

Ellen G. Van der Horst              Executive Vice President


Ronald H. Vicari                    Senior Vice President




Patrick M. Wallace                  Senior Vice President


Bruce E. Walton                     Executive Vice President


Annette M. Ward-Kredel              Senior Vice President


Robert S. Warth                     Senior Vice President



Leonard A. Watkins                  Senior Vice President

Mark F. Wheeler                     Senior Vice President

Frances A. Wilkinson                Assistant Secretary

Gary G. Wilson                      Senior Vice President

Nancy B. Wolcott                    Executive Vice President


Arlene M. Yocum                     Senior Vice President

Carole Yon                          Senior Vice President

George L. Ziminski, Jr.             Senior Vice President

Item 29. PRINCIPAL UNDERWRITERS

         Inapplicable.

Item 30. LOCATION OF ACCOUNTS AND RECORDS


         Books or other documents required to be maintained by Section 31(a) of the Investment Company Act of 1940 and the Rules (17 CFR 270.31a-1 to 31a-3) promulgated thereunder, are maintained by BIMC at 400 Bellevue Parkway, Wilmington, Delaware 19809 except for the Certificate and Agreement of Limited Partnership and Code of Regulations which are maintained by the Secretary of the Registrant at Philadelphia National Bank Building, 1345 Chestnut Street, Philadelphia, Pennsylvania 19107-3496.


Item 31. MANAGEMENT SERVICES

         None.

                                   SIGNATURE


              Pursuant to the requirements of the Investment Company Act of 1940, the Registrant has duly caused this Amendment No. 21 to its Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wilmington, and State of Delaware, on the 22nd day of April, 1998.



                                           CHESTNUT STREET EXCHANGE FUND

                                           By /s/ Edward J. Roach
                                              --------------------------
                                                  Edward J. Roach
                                                  Treasurer

                                 EXHIBIT INDEX


Exhibit       Number      Description
-------       ------      -----------
              (1)         Amended and Restated Certificate of Limited
                          Partnership dated December 31, 1997.

              (5)         Advisory Agreement dated January 1, 1998.

              (7)         Amended and Restated Fund Office Retirement
                          Profit-Sharing Plan and Trust Agreement dated
                          January 1, 1998.

              (11)        Consent of Independent Accountants.

              (27)        Financial Data Schedule of the Registrant.
